WELLS FARGO BANK, N.A. Logo	Commercial Mortgage - Servicing	MAC A0357-030
P.O. Box 4036, Concord, Ca 94524
1320 Willow Pass Rd., Suite 300
Concord, CA 94520
800 986-9711

FORM OF ANNUAL COMPLIANCE STATEMENT
CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2
Commercial Mortgage Pass-Through Certificates
Series 2008-C2 (the "Trust")

I, Briggs Hawley, on behalf of Wells Fargo Bank, N.A., as master servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:
1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer's activities during the preceding calendar year or portion thereof and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and
2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.

Date: March 13, 2009
WELLS FARGO BANK, N.A.

/s/ Briggs A. Hawley

Briggs A. Hawley
Vice President